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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2003

EME HOMER CITY GENERATION L.P
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	333-92047-03	33-0826938
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1750 Power Plant Road
Homer City, Pennsylvania 15748
(Address of principal executive offices, including zip code)

(724) 479-9011
(Registrant's telephone number, including area code)

Items 1 through 4, 6 and 8 through 12 are not included because they are inapplicable.

        This current report includes forward-looking statements. EME Homer City Generation L.P. (EME Homer City) has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME Homer City's control. EME Homer City has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with EME Homer City's 2002 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the first three quarters of 2003. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5. Other Events

        On December 11, 2003, EME Homer City's parent company, Edison Mission Energy (EME), announced that its subsidiary, Mission Energy Holdings International, Inc., received funding under a three-year, $800 million secured loan. As part of this financing, Edison Mission Finance Co., a subsidiary of EME and a lender to EME Homer City under a subordinated revolving loan agreement, agreed to guarantee the term loan of Mission Energy Holdings International and pledge its loan receivable from EME Homer City as collateral for such guarantee. Prior to the foregoing transaction, EME Homer City amended and restated its existing subordinated revolving loan agreement with Edison Mission Finance Co. and issued a note evidencing its repayment obligations under the loan agreement. The amended and restated subordinated revolving loan agreement had no effect on the financial terms of the agreement.

Item 7. Financial Statements and Exhibits

(c)    Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Subordinated Revolving Loan Agreement, dated as of December 8, 2003, by and between EME Homer City Generation, L.P., as Borrower and Edison Mission Finance Co., as Lender.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EME HOMER CITY GENERATION L.P. (REGISTRANT)
By:	Mission Energy Westside Inc., as General Partner
By:	/s/ KEVIN M. SMITH Kevin M. Smith Director, Vice President and Treasurer
Date:	December 11, 2003

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FORM 8-K
Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE